Exhibit 10.14

Five Points Capital, Inc.

101 N Cherry St #700

Winston-Salem, NC 27101

January 16, 2020

P10 Intermediate Holdings LLC

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

Re:	Sale and Purchase of Five Points Capital, Inc.

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) confirms the agreement by and among: (i) P10 Intermediate Holdings LLC, a Delaware limited liability company (the “Buyer”), (ii) Five Points Capital, Inc., a North Carolina S corporation (the “Company”), (iii) David G. Townsend in his individual capacity and as Trustee of the David G. Townsend Revocable Living Trust Agreement Dated 9-9-2004, (iv) Martin P. Gilmore in his individual capacity and as Trustee of the Martin Paul Gilmore 2008 Revocable Trust dated March 17, 2008, (v) Thomas H. Westbrook and (vi) Christopher N. Jones (each of (iii)–(vi) is referred to herein as a “Seller” and, collectively, as the “Sellers”), and (vii) each signatory identified as a “GP Entity” on the signature pages hereto (each referred to herein as a “GP Entity” and, collectively, as the “GP Entities”) to address certain issues presented by the Seller’s sale of the Company to the Buyer (the “Acquisition”) pursuant to that certain Sale and Purchase Agreement dated as of January 16, 2020, by and among the Company, the Sellers, the Buyer, the Seller Representative and the Guarantor (the “Purchase Agreement”). The GP Entities and the Sellers are collectively referred to herein as the “FP Parties” and, each individually, as an “FP Party.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

In connection with the Acquisition and the respective covenants and agreements contained in this Letter Agreement, the parties hereby agree as follows:

1. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the FP Parties as follows:

(a) Capacity. The Buyer has all requisite power, authority and legal capacity to enter into this Letter Agreement and to carry out its obligations hereunder. This Letter Agreement has been duly executed by the Buyer and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflict or Violation. Neither the execution and delivery of this Letter Agreement nor the consummation of the transactions provided herein will violate or conflict with in any material respect any agreement to which Buyer is a party or by which it is bound, any applicable law, regulation, order or any applicable provision of the organizational documents of the Buyer.

(c) Consents and Approvals. No consent, notice, waiver, authorization or approval (a “Consent”) of any Person is required in connection with the execution and delivery of this Letter Agreement by the Buyer, the performance by Buyer of its obligations hereunder or the transactions contemplated hereby.

2. Representations and Warranties of the Sellers. Each Seller, severally and with respect to himself only, hereby represents and warrants to the Buyer as follows:

(a) Capacity. Such Seller has all requisite power, authority and legal capacity to enter into this Letter Agreement and to carry out his obligations hereunder. This Letter Agreement has been duly executed by such Seller and constitutes his valid and binding obligation, enforceable against him in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflict or Violation. Neither the execution and delivery of this Letter Agreement nor the consummation of the transactions provided herein will violate or conflict with in any material respect any agreement to which such Seller is a party or by which he is bound, any applicable law, regulation, order or, if an entity, any applicable provision of the organizational documents of the such Seller.

(c) Consents and Approvals. No Consent of any Person is required in connection with the execution and delivery of this Letter Agreement by such Seller, the performance by such Seller of his obligations hereunder or the transactions contemplated hereby.

3. Representations and Warranties of the GP Entities. Each GP Entity, severally and with respect to itself only, hereby represents and warrants to the Buyer as follows:

(a) Capacity. Such GP Entity has all requisite power, authority and legal capacity to enter into this Letter Agreement and to carry out its obligations hereunder. This Letter Agreement has been duly executed by such GP Entity and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflict or Violation. Neither the execution and delivery of this Letter Agreement nor the consummation of the transactions provided herein will violate or conflict with in any material respect any agreement to which such GP Entity is a party or by which it is bound, any applicable law, regulation, order or any applicable provision of the organizational documents of the such GP Entity.

(c) Consents and Approvals. No Consent of any Person is required in connection with the execution and delivery of this Letter Agreement by such GP Entity, the performance by such GP Entity of its obligations hereunder or the transactions contemplated hereby.

(d) GP Entity Capitalization and Governance. As of the date of this Letter Agreement, (i) Schedule 3(d)(i) sets forth the name of each record and legal owner of the issued and outstanding equity interests of each GP Entity, the type of interest held by such owner and the respective percentage interest held by such owner in the GP Entity and (ii) each of the undersigned Sellers is either (or is affiliated with) a managing member, general partner, shareholder, director, manager, officer, trustee, employee, and/or other person with similar authorities or functions to any of the foregoing titles (each, a “Control Person”) of each GP Entity. For the avoidance of doubt, the Buyer acknowledges and agrees that no undersigned Seller shall be considered a Control Person with respect to a GP Entity from and after the date such Seller becomes a “retired” or “inactive” partner, member, shareholder or other equity-owner under the organizational documents of such GP Entity, which shall automatically be deemed to occur upon such Seller’s final date of employement with the Buyer or any of its affiliates. There is no current agreement or present intention to (x) transfer, issue or redeem any equity interests of any GP Entity, or (y) elect, appoint, retain, hire or remove any Control Person of any GP Entity, except pursuant to or as contemplated by the Purchase Agreement. Except as set forth on Schedule 4(a)(i) hereof, there are no agreements to which the Company, any FP Fund or any GP Entity is bound which contain obligations related to the payment of management or investment advisory fees to the Company.

4. Covenants of the Sellers. As an inducement to the Buyer to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, including the Acquisition, each of the Sellers agrees to comply with the following covenants:

(a) Assignment, Transfer, Suspension or Early Termination of any Management or Advisory Agreement. Such Seller shall not Knowingly take any action within his control or Knowingly fail to act in a manner within his control, without the prior written consent of the Buyer, if such action or failure to act (i) directly or indirectly amends, modifies, waives, assigns, transfers, suspends, fails to renew or extend the term of, or terminates any agreement listed on Schedule 4(a)(i) or Schedule 4(a)(ii) hereof (including, for the avoidance of doubt, each Investment Contract) and (ii) results, as of the time of such action or failure to act, with the passage of time or both, in the reduction of management or investment advisory fees payable to the Company under the agreements referred to in clause (i) of this Section 4(a) (a “Management Fee Reduction”). “Knowingly” shall mean, with respect to the subject Person, (i) as it relates to taking any action, such Person takes the action with actual knowledge following due inquiry that such action would reasonably result in the specified conduct and (ii) as it relates to failing to act, such Person intentionally fails to act with actual knowledge that such failure would reasonably result in the specified conduct.

(b) Suspension, Reduction, Waiver or other Modification of Management Fees. Such Seller shall not Knowingly take any action or Knowingly fail to act, without the prior written consent of the Buyer, if such action or failure to act (i) directly or indirectly reduces, amends, modifies, waives, assigns, transfers, suspends or terminates the payment (whether direct or indirect) of management or investment advisory fees otherwise payable to the Company by any FP Fund and (ii) results, as of the time of such action or failure to act, with the passage of time or both, in a Management Fee Reduction.

(c) Actions Resulting in the Removal of a GP Entity or the Conversion of its Interest. Such Seller shall not Knowingly take any action or Knowingly fail to act, without the prior written consent of the Buyer, if such action or failure to act results in (i) the removal of any GP Entity from such role (or similar cessation of control, including as a result of the conversion of the GP Entity’s interest in the FP Fund to a non-general partner interest) under the governing documents of the applicable FP Fund and (ii) results, as of the time of such action or failure to act, with the passage of time or both, in a Management Fee Reduction.

(d) Suspension or Early Termination of a Fund’s Investment/Commitment Period or Early Termination or Dissolution of a Fund. Such Seller shall not Knowingly take any action or Knowingly fail to act, without the prior written consent of the Buyer, if such action or failure to act (i) directly or indirectly (A) amends, modifies, waives, suspends, fails to extend (to the extent it may be extended unilaterally by the applicable GP Entity) or terminates early any FP Fund’s investment period, commitment period or similar period whereby the investors in such FP Fund are obligated, upon notice from the applicable GP Entity, to make capital contributions for investment purposes, or (B) fails to renew or extend the term (to the extent it may be extended unilaterally by the applicable GP Entity), or causes the early liquidation, winding up, termination or dissolution, of any FP Fund and (ii) results, as of the time of such action or failure to act, with the passage of time or both, in a Management Fee Reduction.

(e) Governance Matters. Except as contemplated by the Purchase Agreement, such Seller shall not Knowingly take any action or Knowingly fail to act, without the prior written consent of the Buyer, if such action or failure to act results in (i) the election, appointment, retention or hiring of any new Control Person of any GP Entity (whether such Control Person is to increase the number of Control Persons, to fill a vacancy created by the removal or resignation of any existing Control Person or otherwise) or (ii) (A) the assignment, sale, transfer, pledge, hypothecation or other disposition (“Transfer”) of any of the control attributes of such Seller’s interest in a GP Entity (as opposed to any of the economic attributes of any such interest, it being understood that such Seller may Transfer all or any part of such economic attributes if such Transfer is in compliance with the organizational agreement of the applicable GP Entity) or (B) cause a GP Entity to issue new partnership or membership, preferred, debt, equity, profits or other interests to any Person other than such GP Entity’s existing equity owners and their respective affiliates, it being understood that (1) the Buyer may require any direct recipient of such interests to enter into a joinder to this Letter Agreement as a condition to the Buyer providing its consent if and to the extent required hereunder and (2) dilution or accretion affecting any GP Entity interest’s total share in the unfunded capital commitment obligations owed by or carried interest payable to a GP Entity and occurring pursuant to such GP Entity’s organizational documents shall not be governed by this Section 4(e).

(f) Notice. In the event that any Seller becomes aware of any act or failure to act by any Seller (including himself) that such Seller believes would, or would reasonably be expected to, result in a Management Fee Reduction or breach of any of the covenants set forth in Section 4 hereof, such Seller shall promptly notify the Buyer of such breach or potential breach. Such notice shall be in writing and shall specify the nature of such breach or potential breach in reasonable detail.

5. Covenants of the Buyer. As an inducement to each Seller to enter into this Letter Agreement and carry out the matters contemplated hereby, the Buyer agrees as follows:

(a) Applicable Law; Organizational Documents; Buyer Actions; Right to Cure. No Seller shall be in breach of Section 4 (A) for taking any action or failing to act as is necessary to comply with (i) any Applicable Law that applies to any Seller, Buyer, the Company, any FP Fund or any GP Entity, (ii) the organizational documents of any FP Fund or GP Entity, or (iii) a duly authorized written request of the Buyer or its Control Persons, (B) for taking any action or failing to act in connection with the managing of investments or the disposition of assets of an FP Fund, or (C) to the extent such breach is reasonably capable of being cured, if such Seller cures the breach, within ten (10) Business Days from the date of receiving notice of such breach pursuant Section 4(g) or Section 5(d); provided, however, before any Seller may rely upon clause (A)(i) or (A)(ii) of this Section 5(a), such Seller shall first have been advised by counsel that its intended action or inaction is necessary to comply with (x) any Applicable Law that applies to any Seller, Buyer, the Company, any FP Fund or any GP Entity or (y) the organizational documents of any FP Fund or GP Entity and, in each case, shall have provided Buyer with notice, which notice shall contain in reasonable detail the legal conclusions justifying such action or inaction, that it intends to take such action or inaction, unless such notice would be prohibited by Applicable Law. At any time prior to any Seller taking any action or failing to take any action, such Seller may notify Buyer in writing of its intended action or inaction and request the consent of Buyer with respect thereto. In the event the Buyer provides written notice to the Seller approving such action or inaction, the Seller shall be deemed to be acting pursuant to a duly authorized written request of the Buyer or its Control Persons pursuant to clause (A)(iii) of this Section 5(a) if the Seller acts or fails to act in accordance with the Buyer’s instructions, if any, accompanying its approval.

(b) Management Fee Reductions. No written pre-arranged or pre-determined reduction in management fees payable by an FP Fund under its organizational documents in effect as of the date hereof (including but not limited to, a management fee “step-down” or expiration date or management fee “offset” provision) shall be deemed to be a Management Fee Reduction for purposes of this Letter Agreement.

(c) GP Entity Carried Interest. The Buyer shall not, and shall cause its affiliates not to, except as is necessary to comply with applicable law or absent the prior written consent of the affected Seller, Knowingly take any action or Knowingly fail to act under the organizational documents of any GP Entity or FP Fund that results in the dilution, reduction or forfeiture of carried interest granted to such Seller (or its affiliate), whether such carry is vested or unvested or whether such action (or failure to act) is permissible under the applicable organizational documents. The Buyer further agrees that any action taken by it or its affiliates in violation of this Section 5(c) shall be null and void ab initio. For clarity, it is acknowledged and agreed by the Buyer that any breach by a Seller of his Employment Agreement with the Buyer, executed concurrently herewith (the “Employment Agreement”), or Seller’s termination of employment with the Buyer for any or no reason under any circumstance, shall not permit the Buyer or its affiliates to dilute, reduce or forfeit such Seller’s (or his Affiliate’s) right to receive from any GP Entity carried interest granted to him (or his affiliate) on or before the date hereof pursuant to such GP Entity’s organizational documents. By way of example and not in limitation of the foregoing, any action taken by a Seller that results in a termination for “Cause” (as defined in the Employment Agreement) shall not, under any circumstance, permit the Buyer or its affiliates to take any action under the organizational documents of any GP Entity that dilutes, reduces or forfeits such Seller’s (or his Affiliate’s) right to receive carried interest thereunder. Further, it is acknowledged and agreed that any restrictive covenant contained in the organizational documents of a GP Entity (e.g., non-solicit, disparagement, confidentiality, non-hire and/or non-competition clause) shall, upon the execution of this Letter Agreement by the parties hereto, be null, void and without further effect to the Sellers (and their affiliates) in their capacities as partners, members or shareholders of any GP Entity. To the maximum extent permitted by law and the applicable organizational document of the applicable GP Entity, this Letter Agreement shall be deemed a valid and duly-adopted amendment to any organizational document of a GP Entity containing a restrictive covenant described in the previous sentence. It is acknowledged and agreed by the Buyer that the purpose of this Section 5(c) is to at all times restrict and prohibit the Buyer and its affiliates from taking any action that dilutes, reduces or forfeits a Seller’s (or his affiliate’s) right to receive carried interest from a GP Entity, regardless of whether the Buyer or any of its affiliates have the direct or indirect right to do so under the organizational documents of any GP Entity now or in the future. Notwithstanding Section 6 or any other provision of this Letter Agreement to the contrary, this Section 5(c) shall apply whether the GP Entities are controlled by Sellers or otherwise, and survive the termination of this Letter Agreement and remain in effect until each GP Entity has issued final financial statements following its final liquidating distribution or such Seller has agreed to a waiver, amendment or modification of this Section 5(c). Notwithstanding the foregoing, nothing in this Letter Agreement shall amend, modify or waive any Seller’s or its affiliate’s “clawback,” “giveback,” or similar return obligations of such Person under the organizational documents of any GP Entity or FP Fund, or any right of any Person to enforce such obligations.

(d) Notices. In the event that the Buyer becomes aware of any act or failure to act by any Seller that Buyer believes would, or would reasonably be expected to, result in a Management Fee Reduction or breach of any of the covenants set forth in Section 4 hereof, the Buyer shall promptly notify the Sellers of such breach or potential breach. Such notice shall be in writing and shall specify the nature of such breach or potential breach in reasonable detail.

6. Effective Date and Termination.

(a) The terms and provisions of this Letter Agreement shall be effective as of the Closing Date. If the Closing does not occur pursuant to the terms of the Purchase Agreement, this Agreement will terminate concurrently with the termination of the Purchase Agreement.

(b) If not terminated pursuant to Section 6(a), then subject to Section 5(c) and Section 7, this Letter Agreement shall continue in full force and effect until the earliest of: (i) the sixth (6th) anniversary of the date hereof, and (ii) the mutual written agreement of the Buyer and the Sellers to terminate this Letter Agreement.

7. Indemnity. Each Seller, jointly and severally, hereby agrees to defend, indemnify and hold harmless the Buyer, its subsidiaries, affiliates, principals, members, partners, directors, officers, employees or agents (each a “Buyer Indemnitee”) against any liabilities, actions, proceedings, claims, costs, demands, damages and expenses (including legal fees and awarded damages) incurred by reason of (i) any breach or threatened breach by a Seller of Section 4 of this Letter Agreement; and/or (ii) any inaccuracy in or breach of any of the representations or warranties of such Seller contained in Section 2 of this Letter Agreement; provided, however, that no Buyer Indemnitee shall be so indemnified with respect to any matter resulting from the gross negligence, willful misconduct, fraud, bad faith, material breach of this Letter Agreement by a Buyer Indemnitee or material breach of the Purchase Agreement by a Buyer Indemnitee. The parties hereto agree that the obligations of the Sellers pursuant to this Section 7 shall be subject to the provisions of Section 9(i) below. No Seller shall be liable for breach of this Agreement unless a claim of such breach is made within one (1) year of the termination of this Agreement. In no event shall any Seller be liable to the Buyer Indemnitees or any other Person for breach of this Agreement in an amount in excess of such Seller’s Default Cap. For purposes hereof, the “Default Cap” of a Seller shall equal the aggregate value of: (i) such Seller’s Seller Percentage of the Final Closing Amount, and (ii) the number of Series A Preferred Units issued to such person pursuant to the Purchase Agreement, valued at $3.00 per unit. Any amount due and owing by the Sellers for breach of this Letter Agreement shall be payable by (i) the forfeiture of such Series A Preferred Units or shares of common stock of P10 Holdings, Inc. (“P10 Shares”) issued to such person as a result of the exchange of such Series A Preferred Units, as applicable, valued at $3.00 per Series A Preferred Unit or P10 Share (equitably adjusted to give effect to any stock or unit split, or exchange at other than a 1 to 1 basis), (ii) cash, or (iii) a combination of the foregoing, in such Seller’s sole discretion.

8. Power of Attorney.

(a) Each Seller agrees to execute such instruments, documents, and papers as the Buyer deems in good faith to be reasonably necessary to carry out the intent of this Letter Agreement, including taking any lawfully permitted acts necessary to enforce the covenants set forth in Section 4. Each Seller, by the execution of this Letter Agreement or by agreeing in writing to be bound by the provisions of this Letter Agreement, irrevocably constitutes and appoints the Buyer and/or any affiliated Person designated by the Buyer to act on its behalf for purposes of this Section 8 its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Letter Agreement including, for the avoidance of doubt, any constitutive documents of the GP Entities, any management or advisory agreements that benefit the Company and any applications, submissions, consents or other agreements with the SBA; provided, however, the Buyer agrees (and shall cause any affiliated person designated to act on its behalf pursuant to this Section 8 to agree) to (i) exercise the power of attorney granted hereunder by each Seller only upon (A) the non-performance by such Seller of its obligations under this Letter Agreement, (B) the breach of such obligations by such Seller or (C) the threatened breach of such obligations by such Seller, and (ii) provide at least two (2) days’ advanced written notice to each Seller on behalf of whom the this power of attorney will be exercised.

(b) The appointment by each Seller of the Buyer and/or any affiliated Person designated by the Buyer as its attorney-in-fact: (i) shall be deemed to be an irrevocable power coupled with an interest, in recognition of the fact that the Buyer would not have entered into the Purchase Agreement without the parties hereto entering into this Letter Agreement, (ii) shall survive and shall not be affected by the subsequent disability, incapacity, bankruptcy, dissolution, death, adjudication of incompetence or insanity of any Seller giving such power, (iii) shall survive the consummation of the transactions contemplated by this Letter Agreement, and (iv) shall be binding upon the successors, assigns, heirs, executors, administrators, legal representatives and beneficiaries, as applicable, of each of the Sellers.

9. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided in this Letter Agreement, no FP Party shall assign this Letter Agreement or any rights or obligations hereunder without the prior written consent of the Buyer and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Letter Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

(b) Governing Law, Jurisdiction; Forum. This Letter Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of, the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Letter Agreement, and consent to the jurisdiction of, the courts of the County of New York, State of New York or the United States of America for the Southern District of New York. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to such jurisdiction. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c) Severability. In the event that any part of this Letter Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Letter Agreement shall remain in full force and effect.

(d) Notices. All notices, requests, demands and other communications under this Letter Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via electronic mail transmission to the electronic mail address given below, and telephonic or electronic mail confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to any FP Party:

To each Seller

c/o Five Points Capital, Inc.

101 N Cherry St #700

Winston-Salem, NC 27101

E-mail: dtownsend@fivepointscapital.com

If to the Buyer:

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

Attention: C. Clark Webb and William F. Souder, Jr.

Email: ccw@210capital.com and fsouder@rcpadvisors.com

Any party may change its address for the purpose of this Section 9(d) by giving the other party written notice of its new address in the manner set forth above.

(e) Amendments; Waivers. This Letter Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Buyer and each of the Sellers, or in the case of a waiver, by any party, as applicable, waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Letter Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Letter Agreement.

(f) Entire Agreement. This Letter Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

(g) Section and Paragraph Headings. The Section and paragraph headings in this Letter Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Letter Agreement.

(h) Counterparts. This Letter Agreement may be executed in one (1) or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The execution and delivery of this Letter Agreement may occur by facsimile or by email in portable document format (PDF), and facsimile or PDF signatures or copies of signatures shall have the full force and effect of the original signatures.

(i) Specific Enforcement; Liquidated Damages.

(i) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged and agreed that the parties hereto shall be entitled to seek injunctive relief, without proof of actual damages, including an injunction or injunctions or orders for specific performance to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach. Each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(i), and each party hereto (a) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (b) agrees to cooperate fully in any attempt by the other party or parties in obtaining such equitable relief. For the avoidance of doubt, in no event shall the exercise of the Buyer’s and the Company’s right to specific performance pursuant to this Section 9(i)(i) reduce, restrict or otherwise limit the Buyer’s right to pursue the Default Remedy (as defined below).

(ii) The parties hereto acknowledge that the agreements contained in Section 4 are an integral part of the transactions contemplated by the Purchase Agreement, and that, without these agreements, the Company, the Sellers, the Buyer, the Seller Representative and the Guarantor would not otherwise enter into the Purchase Agreement. The Buyer, the Company, the Sellers and the GP Entities acknowledge and agree that they have expressly negotiated this provision, and that such parties have agreed that in light of the circumstances existing at the time of the execution of this Letter Agreement (including the inability of the parties to quantify the damages that may be suffered by the Buyer and the Company), this provision is reasonable, that the Default Remedy represents a good faith, fair estimate of the damages that the Buyer and the Company would suffer as a result of a breach by any FP Party of Section 4 and that the Default Remedy shall occur and be payable upon such a breach as liquidated damages (and not as a penalty) without requiring the Buyer or the Company or any other Person to prove actual damages. In the event of litigation regarding breach or threatened breach of this Letter Agreement, the non-prevailing party in such litigation shall reimburse the prevailing party for all costs and expenses incurred or accrued by it (including reasonable fees and expenses of counsel) in connection therewith.

(iii) Aside from the provision of injunctive relief pursuant to this Section 9(i), payment of the Default Remedy shall be the sole recourse that the Buyer Indemnitees shall be entitled to from the Sellers for breach of Section 4 of this Agreement. For purposes of this Letter Agreement, the “Default Remedy” shall mean the obligation of the Sellers to pay an amount equal to one hundred fifty percent (150%) of the projected monetary losses to the Buyer resulting from such breach calculated in accordance with the methodology set forth on Schedule 9(i). The parties hereby agree that the payment of the Default Remedy shall be the joint and several obligation of the Sellers; provided, that no Seller shall be liable for any amount greater than such Seller’s Default Cap.

(j) Gender and Number. Whenever required by the context, as used in this Letter Agreement the singular shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.

(k) Additional Documents. Subject to Section 5(c), at any time and from time to time after the date of this Letter Agreement, upon the request of the Buyer, each FP Party shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be reasonably required to effectuate the purposes and intent of this Letter Agreement.

[Signature pages follow]

Sale and Purchase of Five Points Capital, Inc.

Letter Agreement Signature Page

If the above correctly reflects your understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Letter Agreement.

Very truly yours,

COMPANY:

Five Points Capital, Inc.

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	President

SELLERS:

David G. Townsend Revocable Living Trust Agreement Dated 9-9-2004

By:	/s/ David G. Townsend
Name: David G. Townsend
Title: Trustee

Martin Paul Gilmore 2008 Revocable Trust Dated March 17, 2008

By:	/s/ Martin P. Gilmore
Name: Martin P. Gilmore
Title: Trustee

By:	/s/ David G. Townsend
David G. Townsend

By:	/s/ Martin P. Gilmore
Martin P. Gilmore

By:	/s/ Thomas P. Westbrook
Thomas P. Westbrook

By:	/s/ Christopher N. Jones
Christopher N. Jones

GP ENTITIES:

Reynolda Capital Management Company, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Sale and Purchase of Five Points Capital, Inc.

Letter Agreement Signature Page

Reynolda Capital Investors, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Winston Mezzanine Partners, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Winston Mezzanine Investors, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Pinewood Advisors, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Pinewood Investors, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Sale and Purchase of Five Points Capital, Inc.

Letter Agreement Signature Page

Five Points Mezzanine Advisors III, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Five Points Mezzanine Investors III, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Five Points Management III, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Forsyth Equity Advisors, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Five Points Advisors III, LP

By:	Five Points Management III, LLC, its general partner

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Sale and Purchase of Five Points Capital, Inc.

Letter Agreement Signature Page

Five Points Equity Advisors IV, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Five Points Equity Investors IV, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Five Points Advisors IV, LP

By:	Five Points Management IV, LLC, its general partner

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Five Points Management IV, LLC

By:	/s/ David G. Townsend

Name:	David G. Townsend
Title:	Authorized Signatory

Accepted and agreed as of the date first

written above:

P10 Intermediate Holdings LLC

By:	/s/ C. Clark Webb
	Name:	C. Clark Webb
	Title:	Co-Chief Executive Officer